CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Municipal Trust:

     We consent to the use of our report dated July 3, 1998 for Evergreen Municipal Bond Fund (formerly Evergreen Tax Free Fund) incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.

                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP

Boston, Massachusetts
March 31, 1999